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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                 SUNSOURCE INC.
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               (Exact name of registrant specified in its Charter)


                   DELAWARE                                  23-2874736
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               (State or other                             (IRS Employee
               jurisdiction of                          Identification No.)
               incorporation)


             3000 One Logan Square
          Philadelphia, Pennsylvania                         19103
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(Address of principal executive offices)                    Zip Code

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. /X/


                                                   -------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------

     Common Stock, $.01 par value               American Stock Exchange

 11.6% Junior Subordinated Debentures

    Preferred Securities Guarantee

   Preferred Share Purchase Rights
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        Securities to be registered pursuant to Section 12(g) of the Act:


                       ------------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered
         --------------------------------------------------------

         The information contained in Item 1, "Description of Registrant's Securities to be Registered" of the Registration Statements on Form 8-A that were filed with the Securities and Exchange Commission on August 21, 1997 and June 30, 1998 are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.  Exhibits.
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3.1      Amended and Restated Articles of Incorporation of the Company. (1)
         (Exhibit 3.2)

3.2      Amended and Restated Bylaws of the Company. (1) (Exhibit 3.1)

3.3 Indenture between the Company and The Bank of New York relating to the 11.6% Junior Subordinated Debentures. (1) (Exhibit 4.2)

3.4      Amended and Restated Declaration of Trust of SunSource Capital Trust.
         (1) (Exhibit 4.1)

3.5      Preferred Securities Guarantee.  (1) (Exhibit 4.3)

3.6 Rights Agreement, dated as of July 31, 1997, between SunSource Inc. and Registrar and Transfer Company, as Rights Agent, which includes, as Exhibit A thereto, the Resolutions of the Board of Directors with respect to Series A Junior Participating Preferred Shares and as Exhibit B thereto, the form of Rights Certificate. (1) (Exhibit 4.4)

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(1) Incorporated by reference to the Annual Report of the Company on Form 10-K filed on April 2, 2001.




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SUNSOURCE INC.



                                        By:   /s/ Joseph M. Corvino
                                        --------------------------------------
                                        Name: Joseph M. Corvino
Dated: June 15, 2001                    Title: Vice President - Finance;
                                        Chief Financial Officer

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